EXHIBIT 10.20
                                 -------------


                                SERVICE CONTRACT
                                ----------------



THIS AGREEMENT is made the 28th day of October, 1998

BETWEEN:

(1) EUROPEAN MICRO HOLDINGS INC. a company incorporated in the State of Nevada (United States of America) with the State of Nevada file no. 28914-1997 and having its place of business at 6073 NW 167 Street, Unit C-25, Miami, Florida 33015 United States of America (the "Employer")

(2) MICHAEL CHARLES GESNER of c/o Arthur Andersen, Corporate Service PTE Ltd, 10 Hoe Chiang Road, # 18-00 Keppel Towers, Singapore 089315 (the "Executive")

IT IS AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

      1.1. In this Agreement the following words and expressions shall have the following meanings:

            "the Board"                  means  the Board of  Directors  of the
                                         Employer and  includes  any  committee
                                         of the Board duly convened by it

            "the Commencement Date"      means the 28th day of October, 1998

            "the Company"                Sunbelt (UK) Limited

            "EM Group Company"           means  the  Employer  and any  company
                                         which is a subsidiary  or affiliate of
                                         the Company

            "the Employment"             means the  employment  established  by
                                         this Agreement

            "Intellectual                Property"  means  (i)  every  invention
                                         discovery  design or  improvement  (ii)
                                         every  work  in  which   copyright  may
                                         subsist,  and  (iii)  moral  rights  as
                                         defined  by  s  77  and  s  80  of  the
                                         Copyright Design and Patents Act 1988.

            "$"                          means  dollars of the United States of
                                         America


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            "the Sale Agreement"         means    a    contract     made    the
                                         day  of  October   1998   between  the
                                         Executive and European Micro Plc.

            "the Termination Date"       means  the  termination  date  of  the
                                         Employment    under   this   Agreement
                                         howsoever terminated.

      1.2. The headings in this Agreement shall not affect its interpretation or construction.

      1.3. Any reference in this Agreement to any statutory provision includes any statutory modification or re-enactment of it or the provision referred to.

2.    EMPLOYMENT

The Employer shall employ the Executive and the Executive agrees to act as Managing Director of the Asian subsidiary and as a Director of the Company or any EM Group Company on the terms set out in this Agreement.

3.    FREEDOM TO TAKE UP THE APPOINTMENT

The Executive warrants that by virtue of entering into this Agreement he will not be in breach of any express or implied terms of any contract or of any other obligation binding upon him.

4.    PERIOD

The Executive's Employment shall commence with effect from the Commencement Date and shall (subject as hereinafter provided) be for an initial fixed term of 2 years and 3 months and shall continue thereafter until terminated by either party giving to the other not less than 6 months' written notice to expire on or any time after the expiry date for the initial fixed term.

5.    DUTIES OF THE APPOINTMENT

      5.1. The Executive shall faithfully and diligently perform those duties of his appointment and exercise such powers consistent with them which are from time to time assigned to or vested in him and shall use his best endeavours to promote the interests of the Employer and any EM Group Company for which he is required to perform duties.

      5.2. The Executive shall (without further remuneration) if and for so long as the Executive is so required by the Company:

            (i) carry  out the  duties  of his  appointment  on behalf of any EM
                Group Company



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            (ii)  act as a  director  of any EM Group  Company or hold any other appointment or office as nominee or representative of the Employer or any EM Group Company

            (iii) carry out such  duties  and the duties  attendant  on any such appointment as if they were duties to be performed by him on behalf of the Company.

      5.3. Carry out his primary duties to achieve so far as he is able the targets set out in the Sale Agreement for the Asian Subsidiary as defined therein.

6.    OBEDIENCE AND REPORTING

The Executive shall obey all lawful and reasonable directions of the Board and at all times keep the Board promptly and fully informed (in writing if so requested) of his conduct of the business or affairs of the Company and any EM Group Company and provide such explanations as the Board may require.

7.    DEVOTION TO DUTIES

      7.1. The Executive shall during the term of this Employment devote substantially the whole of his time, attention and abilities to the business and affairs of the Company unless prevented by ill health from so doing and with the exception of PC Wise Inc. shall not during the Employment either on his own account or as the Company of others or otherwise be engaged or concerned in any business other than that of the Company or any EM Group Company or accept any other engagement or public office except with the prior consent in writing of the Company but the Executive may nevertheless be or become a minority holder of any securities which are quoted on a recognized investment exchange.

      7.2. The Executive shall not be prevented from having any shareholding in a company which exists at the date of this Contract.

      7.3. The Executive will be allowed to become a Shareholder in a company which does not directly or indirectly compete with the Company or any EM Group Company provided that consent is first obtained from the Company in writing such consent not to be unreasonably withheld.

8.    COMPLIANCE/DEALINGS IN "SECURITIES"

The Executive shall during his Employment and for twelve (12) months after the termination of his Employment comply and shall procure that his minor children shall comply with all applicable rules of law, any recognized investment exchange regulations including the "Model Code for Securities Transactions by Directors of Listed Companies' issued by the International Stock Exchange of the United Kingdom and the Republic of Ireland Limited and any Company policy issued in relation to dealings in shares, debentures or other securities of the Company and any EM Group Company or any unpublished price sensitive information affecting the securities of any other company.




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9.    COMPLIANCE/PROPER USE OF FUNDS

      9.1 The Executive shall not use any funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity, or make any direct or indirect unlawful payment to any foreign or domestic government official or employee and shall comply with the United States Foreign Corrupt Practices Act of 1977 and any other applicable law of the United States or any other country in which the Executive is conducting business on behalf of the Company or any of its subsidiaries or affiliates relating to improper payments to governmental representatives.

      9.2 Failure to comply with clause 9.1 shall constitute gross misconduct and may result in the termination of the Executives contract of employment in accordance with clause 23 hereto.

10.    PLACE OF WORK

      10.1. The Executive shall work in Singapore for a period of one year from the date hereof and thereafter in such place as may be agreed.

11.    HOURS OF WORK

There are no normal fixed working hours for the Employment. The Executive is expected to work at such times as the efficient and conscientious discharge of his duties hereunder requires.

12.   REMUNERATION

      12.1. During the Employment the Executive shall receive as remuneration a basic salary at the rate of $50,000 per annum to be paid by equal monthly installments on the last day of each calendar month. Any increase in remuneration shall be notified in writing to the Executive and the details thereof shall be entered in the table in
            Schedule 1 to the Company's signed copy of this Agreement and initialed by an officer of the Company.

      12.2. In addition to the basic salary, the Executive shall receive a bonus at a rate of 0.5% of the level of purchases by any EM Group Company for which the Executive is responsible of Non Nova Products. For the first six months of this Agreement, the Company guarantees the payment of $2,000 per month in bonuses to the Executive. All bonuses shall be payable monthly in arrears. To be eligible for bonuses the Executive must still be in service and not under notice of termination.

      12.3. The remuneration, bonuses and allowances shall unless otherwise by agreement in writing by the Company be inclusive of any fees or other remuneration which the Executive would otherwise be entitled to receive from the Company or any EM Group Company in connection


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            with the  performance  of the  duties  delegated  to him under  this
            Agreement.

      12.4. The provisions of this clause shall be reviewable annually by agreement.

13.   ALLOWANCES

      13.1 During the employment the Executive shall receive a Housing Allowance of $6,000 per month for the first four months of this Agreement and $4,000 per month for the following eight months of this Agreement and thereafter for so long as he shall be required by the Board to reside in Singapore.

      13.2 In addition to the above, the Executive shall receive an Education Allowance of up to $28,000 per annum for so long as he shall have children in education in Singapore, the Education Allowance payable shall not exceed $14,000 in respect of any one (1) child of the Executive.

      13.3 The Company shall pay for the air fares of the Executive and/or his family up to $13,044 together with the costs of one round trip for the Executive and his family to and from the United States or Europe per year.

14.   CAR

      14.1. The Executive shall receive a car allowance of $3,000 per month to provide a motor vehicle for his use in performing his duties The Executive shall maintain service tax and comprehensively insure the car as appropriate and shall bear all running expenses of the car including fuel consumed during private use of the car. The Executive shall ensure that he has at all times a current valid license to drive private motor cars.

15.   EXPENSES

      15.1 In addition to his basic salary hereunder the Executive shall be reimbursed the amount of all reasonable traveling, hotel, entertainment and other expenses properly and necessarily incurred and defrayed by him in the discharge of his duties hereunder (including "professional fees"). The Executive shall produce to the Company at its request all supporting vouchers and documents in respect of such expenses. The Company will also pay any telephone expenses incurred by the Executive in relation to this Contract of Employment upon production of supporting bills in respect of such expenses.

      15.2 The Executive shall be entitled to claim his reasonable removal expenses incurred pursuant to this Agreement. Up to $10,000 and shall be payable upon the provision by the Executive of receipts in respect of such expenses.


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16.   PENSION AND OTHER BENEFITS

      16.1 No pension contributions shall be paid by the Company on behalf of the Executive. The Executive will however be entitled to private health insurance for the benefit of himself, his spouse and his children, if any, during the term of this Agreement.

      16.2 The Company shall pay the Executive's current life assurance policy, such policy to continue for two years, the proceeds of such policy to be for the benefit of the Executive's family or estate, and the Company and the Executive shall take all necessary actions and enter into all necessary documentation to ensure that such is the case so that the Company shall have no liability to make any payments other than in respect of any proceeds of the said policy as received by it (and after making due allowance for any liability to tax on any sum which the Company have so received).

      16.3 The Executive shall have the right to subscribe for up to 5,000 EMCC Shares as defined in the Agreement at the mid-price for the same on NASDAQ at the date of this agreement at any time after 3 years. This option shall lapse if the Executive shall terminate this agreement before the option is exercised.

17.   HOLIDAYS

      17.1. The Executive shall be entitled (in addition to normal bank and other public holidays) to twenty (20) days paid holiday in each calendar year at such times as shall be convenient to the Company and such additional holidays as the Board shall approve.

      17.2. The Executive shall not be entitled to carry forward any unused holiday entitlement from one holiday year to the next without the written consent of the Company.

18.   SICKNESS OR INJURY

      18.1. The Executive agrees that at any time during the course of the Employment he shall at the request of the Employer submit himself to a medical examination by a registered medical practitioner nominated by the Employer. The purpose of such medical examination shall be to determine whether there are any matters which might impair the Executive's ability to perform his duties under this Agreement and accordingly the Executive shall give such authority as is required for the Company's nominated doctor to disclose to the Employer the findings. All expenses associated with obtaining the report will be borne by the Employer.

      18.2. In the event that the Executive is unable to perform his duties under this Agreement by reason of sickness or injury for a period of seven (7) days or more, the Executive shall if required to do so by the Employer provide the Employer with a medical certificate in respect of the whole period of the absence. Immediately following his return from any period of absence the Executive shall complete a self-certification form detailing the reason for the absence.



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      18.3. During  the  Executive's  first ten (10)  weeks of  absence  he will
            receive  ninety  percent  (90%)  of  his  average  weekly   earnings
            calculated by taking the total of his earnings over the previous twelve months and dividing the same by fifty two (52). At the end of such ten (10) week period any further payment will only be made to the Executive at the discretion of the Board.

      18.4. The Employer shall have the right to deduct from the remuneration paid to the Executive any statutory sick pay or other social security benefits which he is entitled to claim in consequence of sickness or accident or payable to him under any scheme for the time being in force of which by virtue of his employment by the Employer he is a non-contributory member.

      18.5. In the event that the Executive is incapable of performing his duties by reason of injury sustained wholly or partially as a result of actionable negligence or breach of any statutory duty on the part of any third party all payments made to the Executive by the
            Employer by way of remuneration shall to the extent that compensation is recoverable from that third party constitute loans by the Company to the Executive (notwithstanding that as an interim measure income tax has been deducted from payments as if they were emoluments of employment) and shall be repaid when and to the extent that the Executive recovers compensation for loss of earnings from that third party by action or otherwise.

      18.6. The Company will maintain on behalf of the Executive the permanent health insurance scheme currently in place during the term of this Agreement.

19.   CONFIDENTIALITY

The Executive shall not, either during the Employment, otherwise than in the proper course of his duties, or thereafter, without the consent in writing of the Employer being first obtained, use directly or indirectly, divulge to any person, firm or company and shall during the continuance of the Employment use his best endeavours to prevent the publication, disclosure or non-authorized use of any confidential information of the Employer or any EM Group Company or any of its or their secrets, dealings or transactions whatsoever which may have come or may come to his knowledge during his Employment or previously or otherwise and which include but are not limited to the following matters:

            (i) the working of any manufacturing process or invention or any other methods, formulae, technical data and know-how used by or which relate to the business of the Employer or any EM Group Company;

            (ii) lists of customers and potential customers or of suppliers and potential suppliers to the Employer and any EM Group Company and any other information collected by the Company and any EM Group Company in relation to those customers or suppliers;



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            (iii) the dealings or transactions or other business  affairs of the
                  Employer or any EM Group Company and its or their finances or management accounts.

The restriction shall cease to apply to information or knowledge which may (otherwise than by reason of the default of the Executive ) become available to the public generally without requiring a significant expenditure of labour, skill or money.

20.   INTELLECTUAL PROPERTY

      20.1. The Executive shall forthwith communicate to the Employer in confidence all intellectual property which the Executive may make or originate either solely or jointly with another or others during the Employment (hereinafter referred to as "Intellectual Property").
      20.2. In the case of such Intellectual Property as is made or originated hereunder wholly or substantially in the course of his normal duties or in the course of duties specifically assigned to him and which relate to the affairs of the Employer or any EM Group Company the following subclauses of this clause shall apply.

      20.3. Such Intellectual Property (or in the case of the Intellectual Property made or originated by the Executive jointly with another or others to the full extent of the Executive's interest therein so far as the law allows) shall be and become the exclusive property of the Employer and shall not be disclosed to any other person, firm or company without the consent of the Employer being previously obtained which if given may be subject to conditions. The provisions of this subclause shall not entitle the Executive to any compensation beyond the salary hereinafter mentioned except that in the case of any invention on which a British Patent has been granted or assigned to the Employer and the Employer has derived outstanding benefit from such patent, the Executive may be entitled by virtue of s 40 of the Patents Act 1977.

      20.4. The Executive shall if and when required by the Employer and at the expense of the Employer do and/or combine with others in doing all acts and sign and execute all applications and other documents (including Powers of Attorney in favour of nominees of the Company) necessary or incidental to obtaining, maintaining or extending patent or other forms of protection for such Intellectual Property in the UK and in any other part of the world or for transferring to or vesting in the Employer or its nominees the Executive's entire right, title and interest to and in such Intellectual Property or to and in any application, patent or other form of protection to copyright as the case may be including the right to file applications in the name of the Company or its nominees for patent or other forms of protection or for registration of copyright in any country claiming priority from the date of filing of any application or other date from which priority may run in any other country.



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      20.5. The  provisions of this clause shall remain in full force and effect notwithstanding that after the Executive has made or originated any such Intellectual Property the Employment may have ceased or been determined for any reason whatsoever with the intention that the same shall bind the heirs of an/or assigns of the Executive.

21.   COPYRIGHT

The Executive shall promptly disclose to the Employer all works in which copyright or design rights may exist which the Executive may make or originate either solely or jointly with others during the Employment. Any such copyright works or designs created by him in the normal course of his Employment or in the course of carrying out duties specifically assigned to him which relate to the affairs of the Employer shall be the property of the Employer whether or not the work was made by direction of the Company or was intended for the Employer and the copyright in it and the rights in any design shall belong to the Employer and to the extent that such copyright or design rights are not otherwise vested in the Employer the Executive hereby assigns the same to the Employer.

22.   POST-TERMINATION OBLIGATIONS

      22.1. The Executive shall not during the period of 2 years after termination of the Employment solicit or endeavour to entice away from or discourage from being employed by the Company or any EM Group Company any employee or director employed by the Company or any EM Group Company and who to his knowledge was an employee thereof at the date of such termination or whom to his knowledge has at that date agreed to be engaged as an employee of the Company or any EM Group Company and with whom the Executive has dealt or had contact in the normal course of his duties.

      22.2. The Executive shall not for a period of 6 months after the termination of the Employment (without the previous consent in writing of the Company) and whether on his own account or for any other person, firm or company directly in connection with any business similar to or in competition with the business of the Company solicit or endeavour to entice away from the Company any person, firm or company (a) who or which in the twelve (12) months prior to the end of his Employment shall have been a customer of or in the habit of dealing with the Company and (b) with whom or which the Executive had personal dealings in the course of his employment in the twelve (12) months prior to the end of his Employment.

      22.3. The Executive shall not for a period of 6 months after the termination of his Employment (without the previous consent in writing of the Company) and whether on his own account or for any other person, firm or company directly or indirectly in connection with any business similar to or in competition with the business of the Company do any business with, accept orders from, or have any business dealings with any person, firm or company (a) who or which in the twelve (12) months prior to the end of his Employment was a



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            customer of the Company and (b) with whom or which the Executive had personal dealings in the course of his Employment in the twelve (12) months prior to the end of his Employment.

      22.4. The Executive shall not for a period of 6 months after the termination of his Employment and within the United Kingdom (without the previous consent in writing of the Company) directly or indirectly be engaged concerned or interested (whether as principal, servant, agent, consultant or otherwise) in any trade or business which is in competition with any trade or business being carried on by the Company at the end of the Employment or during a period of twelve (12) months prior to the end of his Employment and with which the Executive was concerned in the course of his Employment, provided always that during such 6 month period the Employer will pay the Executive a further 6 month salary and bonus even though his Employment has been terminated but only in circumstances where no summary termination has occurred in accordance with Clause 22 of this Agreement and the Executive is not in breach of the covenants contained in Clause 20. Bonuses will be calculated by dividing the previous 12 months bonus total by 12.

      22.5. The Executive shall not at any time after the Termination Date represent himself as being employed by or connected with the Employer or any EM Group Company.

      22.6. The Executive acknowledges:

            (i)   that  each  of  the   foregoing   subclauses  of  this  clause
                  constitutes an entirely separate and independent restriction on him; and

            (ii) while at the date of this Agreement the duration, extent and application of each of the restrictions are considered by the parties no greater than is necessary for the protection of the interests of the Employer and any EM Group Company and reasonable in all the circumstances it is acknowledged that restrictions of such a nature may become invalid because of changing circumstances and accordingly if any of the restrictions shall be adjudged to be void or ineffective for whatever reason but would be adjudged to be valid and effective if part of the wording thereof were deleted or the periods thereof reduced or the area thereof reduced in scope they shall apply with such modifications as may be necessary to make them valid and effective.

23.   DELIVERY OF DOCUMENTS AND PROPERTY

The Executive shall upon request at any time and in any event upon the termination of the Executive's Employment immediately deliver up to the Employer or its authorized representative all keys, security passes, credit cards, plans, statistics, documents, records, papers, magnetic disks, tapes or other software


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storage  media  and  all  property  of  whatsoever  nature  which  may be in his possession or control or relate in any way to the business affairs of the Company or any EM Group Company and the Executive shall not, without the written consent of the Company, retain any copies thereof.

24.   REMEDIES

It is expressly agreed by the Executive and the Employer that the provisions of clauses 17, 18, 19, 20 and 21 are reasonable for purposes of preserving for the Employer its business, goodwill and proprietary information. In the event any breach of the aforementioned provisions by the Executive, the parties recognize and acknowledge that a remedy at law will be inadequate and the Company may suffer irreparable injury. The Executive acknowledges that the services to be rendered by him are of a character giving them peculiar value, the loss of which cannot be adequately compensated for in damages; accordingly the Executive consents to injunctive and other appropriate equitable relief upon the institution of proceedings therefor by the Employer in order to protect the Employer's rights. Such relief shall be in addition to any other relief to which the Employer may be entitled at law or in equity.

25.   SUMMARY TERMINATION

In any of the following cases the Employer may terminate the Executive's Employment by written notice taking effect on the date of its service in which case the Executive shall not be entitled to any further payment from the Employer except such sums as shall then have accrued due;

            (i) if the Executive shall be guilty of any gross misconduct or any repeated breach of any of the terms of this Agreement;

            (ii) if the Executive shall be convicted of a criminal offense (except for a road traffic offense or an offense not involving a custodial sentence);

            (iii) if the Executive be adjudged bankrupt or makes any composition or enters into any deed of arrangement with his creditors;

            (iv) if the Executive is prohibited by law from being or acting as a director;

            (v) if the Executive shall become of unsound mind or become a patient under the Mental Health Act 1983;

            (vi) if the Executive resigns as a director of the Company otherwise than at the request of the Company

26.   NO RIGHT TO WORK

      26.1. The Employer shall be under no obligation to provide any work for the Executive during any period of notice either given by the Company or the Executive to terminate the Executive's Employment under this Agreement. The Company may at any time during the said



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



            period suspend the Executive from his Employment or exclude him from any premises of the Employer. Provided that during such period the Executive shall continue to receive salary and all other contractual benefits.

      26.2. If the Contract is terminated by notice in accordance with Clause 4 then the period referred to in Clause 20.1 to 20.4 shall start to run from the date of such notice. This proviso will not apply should the Contract be terminated in accordance with Clause 23.

27.   SHORT NOTICE

If the Executive shall at any time become or be unable properly to perform his duties hereunder by reason of ill health accident or otherwise for a period or periods aggregating at least one hundred eighty (180) days in any period of twelve (12) consecutive calendar months the Company may by not less than three
(3) month's notice in writing determine this Agreement.

28.   RESIGNATION OF OFFICE

Upon the termination of the Employment the Executive shall at any time or from time to time thereafter upon the request of the Company resign without claim for compensation from all offices held by him in the Company and any EM Group Company and should he fail to do so the Company is hereby irrevocably authorized to appoint some person in his name and on his behalf to sign and execute all documents or things necessary or requisite to give effect thereto.

29.   RETIREMENT

The Employment shall automatically terminate on the Executive reaching his 65th birthday.

30.   PRIOR RIGHTS

The termination of the Employment shall be without prejudice to any right that the Company may have in respect of any breach by the Executive of any of the provisions of this Agreement which may have occurred prior to such determination.

31.   NOTICES

Any notice given under this Agreement shall be deemed to have been duly given if dispatched by either party hereto by registered post addressed to the other party in the case of the Company to its registered office for the time being and in the case of the Executive to his last known address and such notice shall be deemed to have been given on the day on which in the ordinary course of post it would be delivered.

32.   PRIOR AGREEMENTS

This Agreement is in substitution for all previous contracts of employment express or implied between the Company or EM Group Company and the Executive which shall be deemed to have been terminated by mutual consent as from the Commencement Date.


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33.   DISCIPLINARY AND GRIEVANCE PROCEDURE

There are no fixed rules for the resolution of grievance or disciplinary problems. In the event of the Executive being dissatisfied with any decision taken against him, or have any grievance relating to the Employment, he should apply in the first instance to the Chairman of the Board who will either propose a solution or refer the matter to the Board for a final decision.

34.   RECONSTRUCTION OR AMALGAMATION

If before the termination of this Agreement the Employment shall be determined by reason of the liquidation of the Company for the purposes of reconstruction or amalgamation and the Executive shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms and conditions no less favorable than the terms of this Agreement then the Executive shall have no claim against the Company in respect of the determination of the Employment.

35.   EMPLOYMENT RIGHTS ACT 1996

Schedule 2 to this Agreement sets out the particulars of employment not contained in the Agreement that must be given to the Executive in accordance with the terms of the said Employment Right Act 1996.

36.   Jurisdiction and Law

This contract shall be construed according to English law whose Courts shall have non-exclusive jurisdictions.



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



                                   SCHEDULE 1


                            TABLE OF SALARY INCREASES


                                    Date of
    Current         Increase      commencement     New salary        Signed
    salary                        of new salary



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



                                   SCHEDULE 2

                           EMPLOYMENT RIGHTS ACT 1996



The following information is given to supplement the information given in the Agreement in order to comply with the requirements of section 1 of the Employment Rights Act of 1996.

1. The Executive's job title is Managing Director of the Asian subsidiary and Director of the Company or any EM Group Company on the terms set out in this Agreement

2. The Executive's continuous period of employment with the Company commenced on the date hereof and is not continuous with any previous period of employment with any other Company.

3. There are no collective agreements in force which affect the terms and conditions of the Executive's employment.

4.    There is no Pension Provision applicable to the employment.



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IN WITNESS WHEREOF the parties hereto have executed this Agreement as a Deed the day and year first above written.


Signed by Laurence Gilbert    )     /s/ Laurence Gilbert
for and on behalf of the      )
Company                       )





Signed by the Executive       )     /s/ Michael Gesner
                              )
                              )





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